Exhibit 1.1

GOODRICH PETROLEUM CORPORATION

5.00% Convertible Senior Notes due 2029

Underwriting Agreement

September 22, 2009

J.P. Morgan Securities Inc.

    As Representative of the

    several Underwriters listed

    in Schedule 1 hereto

c/o J.P. Morgan Securities Inc.

383 Madison Avenue

New York, New York 10017

Ladies and Gentlemen:

Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $190,000,000 aggregate principal amount of its 5.00% Convertible Senior Notes due 2029 (the “Underwritten Securities”) and, at the option of the Underwriters, up to an additional $28,500,000 aggregate principal amount of its 5.00% Convertible Senior Notes due 2029 (the “Option Securities”) if and to the extent that the Underwriters shall have determined to exercise the option to purchase such 5.00% Convertible Senior Notes due 2029 granted to the Underwriters in Section 2 hereof. The Underwritten Securities and the Option Securities are herein referred to as the “Securities”. The Securities will be convertible into shares (the “Underlying Securities”) of common stock of the Company, par value $0.20 per share (the “Common Stock”). The Securities will be issued pursuant to an Indenture to be dated as of September 28, 2009 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture to be dated as of September 28, 2009 (as so amended and supplemented, the “Indenture”) between the Company and Wells Fargo, National Association, as trustee (the “Trustee”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the

Commission thereunder (collectively, the “Securities Act”), a registration statement (File No.333-151352) including a prospectus, relating to the Securities. Such registration statement, as amended at the time of this Agreement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated September 22, 2009, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex D hereto.

2. Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Underwritten Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Underwritten Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 97.25% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from September 28, 2009 to the Closing Date (as defined below).

In addition, the Company agrees to issue and sell the Option Securities to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Securities at the Purchase Price plus accrued interest, if any, from the Closing Date to the date of payment and delivery of the Option Securities.

If any Option Securities are to be purchased, the amount of Option Securities to be purchased by each Underwriter shall be the amount of Option Securities which bears the same ratio to the aggregate amount of Option Securities being purchased as the amount of Underwritten Securities set forth opposite the name of such Underwriter in Schedule 1 hereto (or such amount increased as set forth in Section 10 hereof) bears to the aggregate amount of Underwritten Securities being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate Securities in denominations other than $1,000 as the Representative in its sole discretion shall make.

The Underwriters may exercise the option to purchase the Option Securities at any time in whole, or from time to time in part, on or before the thirtieth day following the date of this Agreement, by written notice from the Representative to the Company. Such notice shall set forth the aggregate amount of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative in the case of the Underwritten Securities, at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M. New York City time on September 28, 2009, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing or, in the case of the Option Securities, on the date and at the time and place specified by the Representative in the written notice of the Underwriters’ election to purchase such Option Securities. The time and date of such payment for the Underwritten Securities is referred to herein as the “Closing Date” and the time and date for such payment for the Option Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the nominee of The Depository Trust Company (“DTC”), for the respective accounts of the several Underwriters of the Securities to be purchased on such date of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative at the office of J.P. Morgan Securities Inc. set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Time of Sale Information, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus that is required to be included in the Time of Sale Information has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex D hereto, each electronic road show and any other written communications approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. Each such Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representative as described in Section 4(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any Preliminary Prospectus deemed to be a part thereof that has not been superseded or modified.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. The Company has not received any order suspending the effectiveness of the Registration Statement by the Commission or notice of any pending or threatened proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto with respect to the offering of the Securities, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference into the Registration Statement, the Time of Sale Information and the Prospectus at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

(f) Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, “the Exchange Act”), as applicable, and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein; and the other financial or statistical information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly, in all material respects, the information shown thereby.

(g) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement and the Time of Sale Information, except as disclosed in the Time of Sale Information, the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock and there has been no material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and any subsidiary of the Company listed on Schedule 2 hereto (“Principal Subsidiary”), taken as a whole (a “Material Adverse Change”). Since the date of the latest balance sheet included, or incorporated by reference, in the Registration Statement and the Time of Sale Information, neither the Company nor any Principal Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Principal Subsidiary, individually or taken as a whole, except for liabilities, obligations and transactions incurred in the ordinary course of business which are disclosed in the Time of Sale Information.

(h) Organization and Good Standing. Each of the Company and the Principal Subsidiary has been duly organized and validly exists as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization. Each of the Company and the Principal Subsidiary is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations, stockholders’

equity, properties or prospects of the Company and the Principal Subsidiary, individually or taken as a whole (a “Material Adverse Effect”). Each of the Company and the Principal Subsidiary has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus. No Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(i) Subsidiaries. The Principal Subsidiary is the only subsidiary that meets the definition of “significant subsidiary” of the Company under the conditions specified in Rule 1-02(w) Regulation S-X under the Securities Act. Except for the Principal Subsidiary and as otherwise disclosed in the Time of Sale Information, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity.

(j) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” (other than for subsequent issuances in the ordinary course of business, if any, pursuant to employee benefit plans or upon exercise of outstanding options or conversion of convertible securities described in the Time of Sale Information); all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Time of Sale Information and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or the Principal Subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus; and all the outstanding shares of capital stock or other equity interests in the Principal Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party except for liens that arise under the Amended and Restated Credit Agreement dated as of May 5, 2009 by and among the Principal Subsidiary, BNP Paribas, as the agent, and the lenders party thereto, as amended (the “Credit Agreement”), and the Second Lien Term Loan Agreement dated as of January 16, 2008 by and among the Principal Subsidiary, BNP Paribas, as the agent, and the lenders party thereto, as amended (the “Term Loan”), (any “Lien”).

(k) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and the Principal Subsidiary (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which Company securities are traded, (iv) the per share exercise price of each Stock Option was equal to the fair market value of a share of Common Stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinate the grant of Stock Options with, the release or other public announcement of material information regarding the Company or the Principal Subsidiary or their results of operations or prospects.

(l) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Indenture and the Securities and (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby or by the Time of Sale Information and the Prospectus has been duly and validly taken.

(m) The Indenture. The Indenture has been duly authorized by the Company and upon effectiveness of the Registration Statement and on the Closing Date and on the Additional Closing Date, as the case may be, was or will have been duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(n) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(o) The Securities. The Securities to be issued and sold by the Company hereunder have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(p) The Underlying Securities. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of the Underlying Securities or a combination of cash and the Underlying Securities in accordance the terms of the Securities; the Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

(q) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(r) No Violation or Default. Neither the Company nor the Principal Subsidiary is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Principal Subsidiary is a party or by which the Company or the Principal Subsidiary is bound or to which any of the property or assets of the Company or the Principal Subsidiary is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except (in the case of clause (ii) above) for any lien, charge or encumbrance disclosed in the Time of Sale Information.

(s) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities (including the issuance of the Underlying Securities upon conversion thereof) and the consummation of the transactions contemplated by the Transaction Documents or the Time of Sale Information and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Principal Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Principal Subsidiary is a party or by which the Company or the Principal Subsidiary is bound or to which any of the property or assets of the Company or the Principal Subsidiary is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or the Principal Subsidiary or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities (including the issuance of the Underlying Securities upon conversion thereof) and the consummation of the transactions contemplated by the Transaction Documents or the Time of Sale Information and the Prospectus, except for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state or foreign securities or blue sky laws or the by-laws and rules of the Financial Industry Regulatory Authority in connection with the purchase and distribution of the Securities by the Underwriters.

(u) Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or the Principal Subsidiary is a party or to which any property of the Company or the Principal Subsidiary is the subject that, individually or in the aggregate, if determined adversely to the Company or the Principal Subsidiary, could reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, no such proceeding is threatened or contemplated.

(v) Independent Accountants. KPMG LLP and Ernst & Young LLP, each of whom have certified certain financial statements of the Company and the Principal Subsidiary are each an independent registered public accounting firm with respect to the Company and the Principal Subsidiary within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(w) Reserve Information. Netherland Sewell & Associates, Inc. (“Netherland Sewell”), a petroleum engineering firm from whose reserve reports information (the “Reserve Information”) is set forth in the Registration Statement, the Time of Sale Information and the Prospectus, are independent petroleum engineers with respect to the Company. Other than (i) the production of reserves in the ordinary course of business (ii) intervening price fluctuations or (iii) as described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company is not aware of any facts or circumstances that would result in a material adverse change in its proved reserves in the aggregate, or the aggregate present value of estimated future net revenues of the Company or the standardized measure of discounted future net cash flows therefrom, as described in the Registration Statement, the Time of Sale Information and the Prospectus and reflected in the Reserve Information as of the respective dates such information is given. Estimates of the proved reserves and the present value of the estimated future net revenues and the discounted future net cash flows derived therefrom as described in the Registration Statement, the Time of Sale Information and the Prospectus and reflected in the Reserve Information comply in all material respects to the applicable requirements of Regulation S-X of the Securities Act Regulations and Industry Guide 2 under the Securities Act.

(x) Liens. Except as otherwise set forth in the Time of Sale Information, and except for (i) the usual and customary liens in favor of the operator under applicable operating agreements, (ii) mechanic’s and materialman’s liens that are not delinquent or are being disputed in good faith, (iii) liens of the various taxing authorities for ad valorem property taxes that are not yet due, or if due, are not delinquent, (iv) liens that arise under the Credit Agreement and the Loan Agreement, and (v) such other liens, encumbrances and defects that, individually or in the aggregate, would not materially affect the value thereof or materially interfere with the use made or to be made thereof by them, the Company and the Principal Subsidiary have title to the properties described in the Registration Statement, the Time of Sale Information and the Prospectus as being owned by them as follows: (A) with respect to producing properties (including oil and gas wells, producing leasehold interests and appurtenant personal property), such title is good and Defensible (as defined below) and free and clear of all Liens; (B) with respect to their respective non-producing leasehold properties (including undeveloped locations on leases held by production and those leases not held by production and including exploration prospects described in the Registration Statement, the Time of Sale Information and the Prospectus as being owned by them), such title was investigated in accordance with customary industry procedures prior to the Company’s acquisition thereof; (C) with respect to their respective real property other than oil and gas interests described in the Registration Statement, the Time of Sale Information and the Prospectus as being owned by them, such title is good and indefeasible and free and clear of all Liens; and (D) with respect to their respective personal property other than that appurtenant to its oil and gas interests, such title is free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions. As used herein, “Defensible” means, with respect to title to the producing properties (including oil and gas wells and producing leasehold interests) described in the Registration Statement, the Time of Sale Information and the Prospectus as being owned by the Company and the Principal Subsidiary, that the Company and the Principal Subsidiary (i) are entitled to receive not less than the net revenue interests of such properties as set forth in the reserve report of Netherland Sewell dated as of December 31, 2008 (the “Netherland Sewell Report”) of all hydrocarbons and minerals produced, saved and marketed from such properties, and proceeds thereof, all without reduction, suspension or termination of such interests throughout the productive life of such properties, and (ii) are obligated to bear a share of the costs and expenses relating to the maintenance, exploration, drilling, completion, development, operation, plugging and abandonment of such properties not greater than the working interests of such properties as set forth in the Netherland Sewell Report, without increase throughout the life of such properties.

(y) Title to Intellectual Property. The Company and each Subsidiary (i) owns or possesses adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as being conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) have no reason to believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others.

(z) Investment Company Act. The Company is not and, at all times up to and including the consummation of the transactions contemplated by this Agreement and the Time of Sale Information and at all times during the offering of the Securities, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(aa) Taxes. Each of the Company and the Principal Subsidiary has accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or the Principal Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except where the failure to file or pay could not reasonably be expected to have a Material Adverse Effect. No deficiency assessment with respect to a proposed adjustment of the Company’s or the Principal Subsidiary’s federal, state, local or foreign taxes is pending or, to the best of the Company’s knowledge, threatened, except where such assessment could not reasonably be expected to have a Material Adverse Effect. The accruals and reserves on the books and records of the Company and the Principal Subsidiary in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period in all material respects and, since December 31, 2008, the Company and the Principal Subsidiary have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or the Principal Subsidiary.

(bb) No Labor Disputes. No labor disturbance by the employees of the Company or the Principal Subsidiary exists or, to the best of the Company’s knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its or the Principal Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.

(cc) Hazardous Substances. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or the Principal Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any other property now or previously owned or leased by the Company or the Principal Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit relating to pollution or protection of human health (to the extent relating to exposure to toxic or other wastes or other hazardous substances) and the environment (“Environmental Law”), except for any violation or liability which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There has been no disposal discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor the Principal Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action. There is no pending or, to the best of the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or the Principal Subsidiary, except where such action, claim, notice or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) Compliance With ERISA. No “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company or the Principal Subsidiary would have any liability; each employee benefit plan for which the Company or the Principal Subsidiary would have any liability is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan”; and each plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(ee) Disclosure Controls. The Company and each Subsidiary maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and each Subsidiary have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff) Accounting Controls. The Company and the Principal Subsidiary maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg) Insurance. The Company and the Principal Subsidiary maintain insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. There are no material claims by the Company or the Principal Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that could not reasonably be expected to have a Material Adverse Effect.

(hh) Listed Securities. The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on EDGAR. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and the outstanding shares of Common Stock are listed on the New York Stock Exchange (the “NYSE”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(ii) No Stabilization. Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(jj) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Exchange Act to be described in the Company’s annual and/or quarterly reports on Form 10-K and 10-Q, as applicable, which is not so described and described as required in such reports. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(kk) No Unlawful Payments. Neither the Company nor the Principal Subsidiary nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Principal Subsidiary has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ll) Compliance with Money Laundering Laws. The operations of the Company and the Principal Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Principal Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(mm) Compliance with OFAC. None of the Company, the Principal Subsidiary or, to the knowledge of the Company, any director,

officer, agent, employee or affiliate of the Company or the Principal Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by or on behalf of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the term sheet substantially in the form of Annex E hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representative, two conformed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading;

and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Time of Sale Information is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market. For a period of 90 days after the date of the offering of the Securities, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than (a) the Securities to be sold hereunder and the issuance of the Underlying Securities upon conversion of the notes and (b) any shares of Common Stock of the Company issued upon the exercise of options granted under existing employee stock option plans; provided, that no sales shall be permitted pursuant to “cashless” exercises of options.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(k) Underlying Securities. The Company will reserve and keep available at all times, free of pre-emptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Securities. The Company will use its best efforts to cause the Underlying Securities to be listed on the NYSE.

(l) Reports. So long as the Securities are outstanding, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex D or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex E hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Securities on the Closing Date or the Option Securities on the Additional Closing Date, as the case may be as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or the Principal Subsidiary by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or the Principal Subsidiary (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representative (i) confirming that such officers have carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, KPMG LLP and Ernst & Young LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the

Registration Statement, the Time of Sale Information and the Prospectus; provided, that the letter delivered by Ernst & Young LLP on the Closing Date or the Additional Closing Date, as the case may be shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g) Comfort Letter From Netherland Sewell. The Underwriters shall have received letters from Netherland Sewell, an independent petroleum engineers firm for the Company, dated, respectively, as of the date hereof and as of the Closing Date or the Additional Closing Date, as the case may be, addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters’ Counsel, with respect to the estimated quantities of the Company’s reserves, the future net revenues from those reserves and their present value as set forth in the Registration Statement, the Time of Sale Information and the Prospectus and such related matters as the Underwriters shall reasonably request.

(h) Opinion of Counsel for the Company. Vinson & Elkins L.L.P., counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A hereto.

(i) Opinion of Louisiana and Texas Counsel for the Company. Gordon Arata McCollam Duplantis & Eagan, LLP, Louisiana and Texas counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex B hereto.

(j) Opinion of General Counsel for the Company. Michael J. Killelea, General Counsel for the Company, shall have furnished to the Representative, at the request of the Company, his written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex C hereto.

(k) Opinion of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.

(m) Good Standing. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and the Principal Subsidiary in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n) Exchange Listing. An application for the listing of the Underlying Securities shall have been submitted to the Exchange.

(o) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Relevant Securities (as defined therein) or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(p) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

(q) The Credit Agreement shall have been amended to permit the issuance of the Securities, and the applicable amendment shall be in effect on the Closing Date.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) or any Time of Sale Information (including any Time of Sale Information that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the 12th, 13th and 14th paragraphs under the caption “Underwriting”.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Securities, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the Nasdaq Global Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10. Defaulting Underwriter. (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be does not exceed one-eleventh of the aggregate principal amount of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Securities on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA and the approval of the Securities for book-entry transfer by DTC; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Underlying Securities on the Exchange.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

15. Miscellaneous. (a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities Inc., 383 Madison Avenue, New York, New York 10017 (fax: (212) 622-8358); Attention: Debt Syndicate Desk. Notices to the Company shall be given to it at the address set forth in the Prospectus, Attention: Michael J. Killelea, telecopy (713) 780-9494, with a copy to counsel to the Company at Vinson & Elkins L.L.P., First City Tower, 1001 Fannin Street, Suite 2500, Houston, Texas 77002, Attention: James M. Prince, telecopy (713) 615-5962.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

GOODRICH PETROLEUM CORPORATION

By:	/s/ David R. Looney
Name:	David R. Looney
Title:	Executive Vice President and Chief Financial Officer

Accepted: September 22, 2009

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Michael R. O’Donovan
Authorized Signatory
Michael R. O’Donovan
Managing Director

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount
J.P. Morgan Securities Inc.	$76,000,000
Jefferies & Company, Inc.	19,000,000
Howard Weil Incorporated	7,600,000
Johnson Rice & Company L.L.C.	7,600,000
Raymond James & Associates, Inc.	7,600,000
Tudor, Pickering, Holt & Co. Securities Inc.	7,600,000
BBVA Securities Inc.	7,600,000
BMO Capital Markets Corp.	7,600,000
BNP Paribas Securities Corp.	7,600,000
Wells Fargo Securities, LLC	7,600,000
Capital One Southcoast, Inc.	5,700,000
Macquarie Capital (USA) Inc.	5,700,000
Pritchard Capital Partners, LLC	5,700,000
Simmons & Company International	5,700,000
RBC Capital Markets Corporation	3,800,000
SMH Capital, Inc	3,800,000
SunTrust Robinson Humphrey, Inc.	3,800,000

Total	190,000,000

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Schedule 2

Subsidiaries of Goodrich Petroleum Corporation

Goodrich Petroleum Company LLC—organized in the state of Louisiana.

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Annex A

Form of Opinion of Vinson & Elkins L.L.P.

1. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement; each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein; and to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings therefore have been initiated or threatened by the Commission; the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act in the manner and within the time period required therein.

2. The Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus included in the Time of Sale Information and the Prospectus (other than (a) the financial statements and schedules and other financial data included or incorporated by reference therein, or omitted therefrom (b) the other financial information included or incorporated by reference therein or omitted therefrom and (c) information with respect to the oil and natural gas reserves or related future net revenue or cash flow data included or incorporated by reference therein, as to which no opinion need be rendered) appear on their face be appropriately responsive in all material respects with the requirements of the Securities Act and the Rules and Regulations.

3. The Company has been duly incorporated and validly exists as a corporation in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own its properties and conduct its business as described in the Time of Sale Information. The Company is duly qualified to do business and in good standing as a foreign corporation in the State of Texas.

4. The Company has an authorized capitalization as set forth in the Time of Sale Information under the heading “Capitalization.”

5. The Company has the requisite corporate power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder.

6. The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company.

7. The Indenture has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the Trustee, constitutes a legally valid and binding instrument of the Company enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally; (b) the effect of general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (c) as any rights to indemnity or contribution hereunder may be limited by federal or state securities laws and public policy considerations ((a); (b) and (c) collectively, the “Enforceability Exceptions”).

8. The Securities have been duly authorized, executed and delivered by the Company and, when duly authenticated as provided in the Indenture and paid for as provided in the Underwriting Agreement, will be duly and validly issued and outstanding and will constitute legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by the Enforceability Exceptions.

9. The Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights under the Company’s charter or bylaws or under Delaware General Corporation Law.

10. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities being delivered on the Closing Date or the Additional Closing Date, as the case may be, (including the issuance of the Underlying Securities upon conversion thereof), the consummation of the transactions contemplated by the Transaction Documents or the Time of Sale Information and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Company, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Principal Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Principal Subsidiary is a party or by which the Company or the Principal Subsidiary or their respective properties or assets may be bound and which is listed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2008 or as an exhibit to any subsequently filed report under the Exchange Act, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or the Principal

Subsidiary or (iii) result in the violation of any law or statute or any judgment, order or regulation known to such counsel of any court or arbitrator or governmental or regulatory authority under any federal or Texas state statute having jurisdiction over the Company or the Principal Subsidiary or under the Delaware General Corporations Law (“DGCL”), or of any federal, Delaware or Texas state statute, rule or regulation known to such counsel or of the DGCL except, in the case of clauses (i) and (iii) for such violations that, in the aggregate, would not have a Material Adverse Effect; provided, however, that the opinion expressed in clause (iii) herein shall not include antifraud provisions of federal or state securities laws or Blue Sky laws or other antifraud statutes, rules or regulations.

11. No consent, approval, authorization, order, registration filing, qualification, license or permit of or with any court or judicial, regulatory or other legal or governmental agency or body is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities being delivered on the Closing Date or the Additional Closing Date, as the case may be, (including the issuance of the Underlying Securities upon conversion thereof) and the consummation of the transactions contemplated by the Transaction Documents or the performance by the Company of its obligations thereunder, except for (1) such as may be required under the Exchange Act and state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters (as to which such counsel need express no opinion), (2) such as have been made or obtained under the Securities Act and (3) such as are required by FINRA.

13. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information will not be required to register as an “investment company” as such term is defined Investment Company Act of 1940, as amended.

14. The statements in the Time of Sale Information under the caption “Description of Capital Stock” insofar as such statements constitute summaries of the legal matters, documents and proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents and proceedings. The statements in the Time of Sale Information under the caption “Description of Notes” (when taken together with the terms of the Securities set forth in the Time of Sale Information), insofar as they purport to constitute a summary of the terms of the Securities, are accurate summaries in all material respects.

15. The statements in the Time of Sale Information under the caption “Certain United States federal income tax considerations” insofar as such statements constitute matters of law or legal conclusions, are correct in all material respects.

In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed and, although it did not independently verify such information, are not passing upon, and do not assume any responsibility for and express no opinion regarding the accuracy, completeness or fairness of the statements contained or incorporated by reference in, the Registration Statement, the Time of Sale Information and the Prospectus, (except as expressly provided in paragraphs 15 and 16 above), on the basis of the foregoing participation (relying with respect to factual matters to the extent such counsel deems appropriate upon statements by officers and other representatives of the Company and the Underwriters) no facts have come to the attention of such counsel that would cause such counsel to believe that (A) the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (C) the Time of Sale Information, as of the Time of Sale, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements, including the notes, and schedules thereto and the auditor’s report thereon and any other financial or accounting data, and the oil and natural gas reserve data included or incorporated by reference therein or omitted therefrom, the Registration Statement, the Time of Sale Information or the Prospectus).

Counsel may also state that as to matters with respect to which an opinion is stated to be “to our knowledge,” “known to us” or words of similar effect, such counsel has not undertaken any independent examination of the facts or records of any court, tribunal or other governmental or regulatory body, but have been based upon reliance upon a certificate of an officer of the Company as to factual matters and upon actual knowledge of attorneys of such counsel who have devoted time to substantive legal matters for the Company and the Principal Subsidiary.

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

The opinion of Vinson & Elkins L.L.P. described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

Annex B

Form of Opinion of the Gordon Arata McCollam Duplantis & Eagan, LLP

1. The Principal Subsidiary is a limited liability company duly formed, validly existing and in good standing under the limited liability company laws of the State of Louisiana, and is duly qualified to do business and is in good standing under the laws of Louisiana and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged. The Principal Subsidiary has qualified to do business with the Texas Secretary of State under the name Goodrich Petroleum Company II, L.L.C. The Company is the sole member of the Principal Subsidiary.

2. Except for any matters that may be described in the Registration Statement or the Prospectus Supplement, such counsel has no knowledge of any facts that would cause them to believe that the Company or the Principal Subsidiary is in violation of the Articles of Organization and Operating Agreement.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent it deems proper, on certificates of an officer of the Company provided that copies of any such statements or certificates shall be delivered to Underwriters’ Counsel.

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Annex C

Form of Opinion of the General Counsel

1. Except for any matters that may be described in the Registration Statement or the Prospectus Supplement, such counsel has no knowledge of any facts that would cause them to believe that (a) the Company or the Principal Subsidiary has violated any environmental law, any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect, (b) the Company or the Principal Subsidiary does not have such authorizations of, or has not made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable environmental laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect.

2. To such counsel’s knowledge, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or overtly threatened in any Federal or state court located in the State of Louisiana or the State of Texas to which the Company or the Principal Subsidiary is or may be a party or to which any property of the Company or the Principal Subsidiary is or may be the subject which, if determined adversely to the Company or the Principal Subsidiary, would individually or in the aggregate have a Material Adverse Effect except for any matters that may be described in the Registration Statement, the Prospectus Supplement or are identified in Schedule I hereto.

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Annex D

a. Time of Sale Information

Term sheet containing the terms of the Securities, substantially in the form of Annex E.

Press release announcing the pricing terms of the Securities, as filed with the Securities and Exchange Commission on September 23, 2009

D-1

Annex E

Goodrich Petroleum Corporation

Pricing Term Sheet

PRICING TERM SHEET Dated September 22, 2009

Filed pursuant to Rule 433

Issuer Free Writing Prospectus

Supplementing the Preliminary

Prospectus Supplement

dated September 22, 2009

(To Prospectus dated June 2, 2008)

Registration File No. 333-151352

$190,000,000 principal amount of

Goodrich Petroleum Corporation

5.00% Convertible Senior Notes due 2029

Issuer:	Goodrich Petroleum Corporation.

Ticker / Exchange for common stock:	GDP / New York Stock Exchange (“NYSE”).

Title of securities:	5.00% Convertible Senior Notes due 2029 (the “notes”).

Aggregate principal amount offered:	$190,000,000 aggregate principal amount of notes (excluding the underwriters’ option to purchase up to an additional $28,500,000 aggregate principal amount of notes solely to cover over-allotments).

Maturity date:	October 1, 2029, unless earlier converted, repurchased or redeemed.

Call date:	Non-callable before October 1, 2014; callable at par plus accrued and unpaid interest on or after October 1, 2014.

Put dates:	October 1, 2014, October 1, 2019 and October 1, 2024

Interest rate:	5.00% per annum, accruing from September 28, 2009.

Public offering price:	100% per note / $190,000,000 total (or $218,500,000 total if the underwriters’ option to purchase up to $28,500,000 principal amount of additional notes is exercised in full).

Interest payment dates:	Each April 1 and October 1, beginning on April 1, 2010.

Reference price:	$26.66, the last reported sale price of the Issuer’s common stock on the NYSE on September 22, 2009.

Conversion premium:	Approximately 30.0% above the reference price.

Initial conversion rate:	28.8534 shares of the Issuer’s common stock per $1,000 principal amount of notes.

Initial conversion price:	Approximately $34.6580 per common stock of the Issuer.

Conversion trigger price:	Approximately $46.7883, which is 135% of the initial conversion price.

Use of proceeds:	The Issuer estimates that the net proceeds from the offering of the notes will be approximately $183.525 million (or approximately $211.2 million if the underwriters exercise their over-allotment option in full), after deducting the underwriters’ discount and estimated offering expenses.

The Issuer intends to use $80 million of the net proceeds from the offering of the notes to repay in full its second lien term loan and to repay all amounts outstanding under its senior credit facility ($5.0 million as of September 18, 2009). The remainder of the net proceeds will be used for general corporate purposes, including the possible retirement of other indebtedness. Amounts repaid under the Issuer’s senior credit facility may be reborrowed.

Commissions and discounts:	The underwriters have advised the Issuer that they propose to initially offer the notes at a price of 100% of the principal amount of the notes, plus accrued interest from the settlement date of the notes, if any, and to dealers at that price less a concession not in excess of 1.65% of the principal amount of the notes, plus accrued interest from the settlement date, if any. After the initial public offering, the public offering price, concession and discount may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to the Issuer. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option:

	Per Note	Without option	With option
Public offering price	$1,000.00	$190,000,000	$218,500,000
Underwriting discounts and commissions	$6,008,750	$27.50	$5,225,000
Proceeds, before expenses, to Issuer	$212,491,250	$972.50	$184,775,000

Sole book-running manager:	J.P. Morgan Securities Inc.

Joint lead manager:	Jefferies & Company, Inc.

Co-managers:	Howard Weil Incorporated, Johnson Rice & Company L.L.C., Raymond James & Associates, Inc., Tudor, Pickering, Holt & Co. Securities, Inc., BBVA Securities Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., Wells Fargo Securities, LLC, Capital One Southcoast, Inc., Macquarie Capital (USA) Inc., Pritchard Capital Partners, LLC, Simmons & Company International, RBC Capital Markets Corporation, SMH Capital Inc. and SunTrust Robinson Humphrey, Inc.

Conflicts of interest:	The underwriters and their affiliates have in the past provided, and may in the future provide, investment banking, commercial banking, derivative transactions and financial advisory services to the Issuer and its affiliates in the ordinary course of business, for which they have received customary fees and expenses. In addition, affiliates of the underwriters are lenders under the Issuer’s senior credit facility, its second lien term loan, and certain other existing funding arrangements to which the Issuer or certain of its subsidiaries are parties. In particular, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities Inc., Bank of Montreal, an affiliate of BMO Capital Markets Corp., BNP Paribas, an affiliate of BNP Paribas Securities Corp., Compass Bank, an affiliate of BBVA Securities Inc. and Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC serve as a lenders under the Issuer’s senior credit facility. In addition, the Issuer intends to use $80 million of the net proceeds from the offering of the notes to repay in full its second lien term loan and to repay all amounts outstanding under its senior credit facility ($5.0 million as of September 18, 2009). At least five percent of the net offering proceeds, not including underwriting compensation, are intended to be directed to each of BNP Paribas, an affiliate of BNP Paribas Securities Corp., and Wells Fargo Energy Capital Inc., an affiliate of Wells Fargo Securities, LLC in connection with the repayment of the Issuer’s second lien term loan and senior credit facility. In addition, one of the Issuer’s directors is a managing director of Jefferies, Randall & Dewey, an affiliate of Jeffries & Company, Inc. Accordingly, the offering of notes is being conducted in accordance with the applicable provisions of NASD Rule 2720 of FINRA.

Trade date:	September 23, 2009

Settlement date:	September 28, 2009

CUSIP/ISIN:	CUSIP number: 382410 AC2

ISIN number: US382410AC28

Adjustment to shares delivered upon conversion upon certain fundamental changes:	The following table sets forth the number of additional shares per $1,000 principal amount of notes by which the conversion rate will be increased if a make-whole fundamental change (as defined in the Preliminary Prospectus Supplement) occurs for each stock price and effective date set forth below (subject to adjustment as set forth in the Preliminary Prospectus Supplement):

Stock Price

Effective date	$26.66	$30.00	$40.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00	$110.00	$120.00	$130.00	$140.00	$150.00
September 28, 2009	8.6559	7.6487	4.7555	3.3111	2.4740	1.9359	1.5632	1.2903	1.0822	0.9183	0.7861	0.6773	0.5865	0.5097

October 1, 2010	8.6559	7.4118	4.3741	2.9405	2.1503	1.6621	1.3335	1.0976	0.9198	0.7807	0.6690	0.5771	0.5003	0.4353

October 1, 2011	8.6559	7.0661	3.8433	2.4381	1.7212	1.3056	1.0385	0.8524	0.7146	0.6079	0.5222	0.4518	0.3928	0.3426

October 1, 2012	8.6559	6.5553	3.0807	1.7464	1.1540	0.8492	0.6690	0.5495	0.4630	0.3963	0.3427	0.2982	0.2607	0.2284

October 1, 2013	8.6559	5.7044	1.8734	0.7594	0.4183	0.2936	0.2332	0.1951	0.1670	0.1446	0.1261	0.1105	0.0971	0.0855

October 1, 2014	8.6559	4.4139	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case

•

If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $150.00 per share (subject to adjustment), no additional shares will be added to the conversion rate.

•	If the stock price is less than $26.66 per share (subject to adjustment), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, the conversion rate shall not exceed 37.5093 per $1,000 principal amount of notes on account of adjustments described in the Preliminary Prospectus Supplement under “Description of notes—Conversion rights—Conversion rate adjustments—Adjustment to shares delivered upon conversion upon make-whole fundamental change,” and subject to the adjustments set forth in clauses (1) through (5) of “Description of notes—Conversion rights—Conversion rate adjustments” in the Preliminary Prospectus Supplement.

Supplemental pro forma ratio of earnings to fixed charges:	After giving effect to the offering of the notes and the application of $80 million of the net proceeds from the offering of the notes to repay in full the Issuer’s second lien term loan and to repay amounts outstanding under its senior credit facility, the ratio of earnings to fixed charges would have been 6.0x for the year ended December 31, 2008. In addition, earnings for the six months ended June 30, 2009 were inadequate to cover fixed charges. After giving effect to the offering of the notes and the application of $80 million of the net proceeds from the offering of the notes to repay in full the Issuer’s second lien term loan and to repay all amounts outstanding under its senior credit facility, the coverage deficiency for the six months ended June 30, 2009 would have been $57.8 million.

Ranking:	The notes will be the Issuer’s senior unsecured obligations and will rank equally in right of payment to all of its other existing and future senior indebtedness. The notes will be effectively subordinated to all of the Issuer’s secured indebtedness, including indebtedness under its senior credit facility, to the extent of the value of its assets collateralizing such indebtedness and any liabilities of its subsidiary. As of September 18, 2009, and after giving effect to the use of the proceeds from the offering of the notes, the Issuer will have had approximately $365 million of outstanding senior indebtedness and other liabilities (excluding trade payables, accrued expenses and intercompany liabilities), none of which represented secured indebtedness.

Capitalization:	The following table replaces the table set forth under “Capitalization” on page S-31 of the Preliminary Prospectus Supplement assuming that the underwriters do not exercise their over-allotment option to purchase additional notes:

	June 30, 2009
	Actual	As adjusted
	(unaudited)
Cash and cash equivalents	$25,368	$133,893

Total long-term debt, including current portion:
Long-term debt:
Senior credit facility(1)	$—	$—
Second lien term loan	75,000	—
3.25% convertible senior notes due 2026(2)	155,404	155,404
Notes offered hereby(3)	—	147,036

Total	$230,404	$302,440

Stockholders’ equity:
Preferred stock $1.00 par value, 10,000,000 shares authorized, 2,250,000 issued and outstanding	2,250	2,250
Common stock, $0.20 par value, 100,000,000 shares authorized, 37,394,084 issued and outstanding, actual; and 37,394,094 shares issued and outstanding, as adjusted(4)	7,154	7,154
Treasury stock, 458 shares actual and as adjusted	(12)	(12)
Additional paid-in capital(2)(3)	602,456	629,541
Retained earnings	21,588	21,588
Accumulated other comprehensive income (loss)	—	—

Total stockholders’ equity	633,436	660,521

Total capitalization	$863,840	$962,961

(1)	As of September 18, 2009, the Issuer had $5.0 million outstanding under its senior credit facility, which will be repaid in full with the proceeds from this offering. Amounts repaid under the Issuer’s senior credit facility may be reborrowed.
(2)	The Issuer adopted FASB Staff Position Accounting Principals Board 14-1 as of January 1, 2009. As a result of this adoption, the $175 million aggregate principal amount of its 3.25% convertible senior notes due 2026 is presented net of a debt discount of $19.6 million, which debt discount increases “Additional paid-in capital” by $12.7 million after tax.
(3)	The $190 million aggregate principal amount of 5.00%.convertible senior notes due 2029 offered hereby is presented net of a discount of $42.96 million, of which $27.1 million (after tax) increases “Additional paid-in capital.”
(4)	Excludes the following at June 30, 2009 (i) 1,596,200 shares reserved for issuance pursuant to the Issuer’s stock option plans, in addition to 957,633 outstanding options to purchase shares (having a weighted average exercise price of $21.20 per share), (ii) 385,272 shares of unvested restricted stock; (iii) shares issuable upon conversion of the notes offered hereby; (iv) up to 2,653,928 shares issuable upon the conversion of the Issuer’s 3.25% convertible senior notes, and (v) up to 3,587,850 shares issuable upon conversion of the Issuer’s preferred stock.

General

This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the notes or the offering.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuer has filed a registration statement (including Preliminary Prospectus Supplement dated September 22, 2009 and an accompanying Prospectus dated June 2, 2008) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the relevant Preliminary Prospectus Supplement, the accompanying Prospectus and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, copies may be obtained from J.P. Morgan Securities Inc., National Statement Processing, Prospectus Library, 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245, call toll-free 1-866-430-0686.

This communication should be read in conjunction with the Preliminary Prospectus Supplement and the accompanying Prospectus. The information in this communication supersedes the information in the Preliminary Prospectus Supplement and the accompanying Prospectus to the extent inconsistent with the information in the Preliminary Prospectus Supplement and the accompanying Prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Exhibit A-I

FORM OF LOCK-UP AGREEMENT

September     , 2009

J.P. MORGAN SECURITIES INC.

As Representative of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities Inc.

383 Madison Avenue

New York, NY 10017

Re:	Goodrich Petroleum Corporation – Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of $190,000,000 aggregate principal amount of its 5.00% Convertible Senior Notes due 2029 (the “Securities”) which will be convertible into shares of common stock, par value $0.20 per share (the “Common Stock”) of the Company, or a combination of cash and Common Stock. The Securities include $28,500,000 aggregate principal amount of the Company’s 5.00% Convertible Senior Notes due 2029 to be purchased at the option of the Underwriters. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Relevant Security or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of a Relevant Security, whether any such transaction described in clause (1) or (2)

A-I-1

above is to be settled by delivery of Relevant Securities, other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Relevant Securities. As used herein “Relevant Security” means the Securities, the Common Stock, any other equity security of the Company or its subsidiary and any security convertible into, or exercisable or exchangeable for, any Common Stock or other such equity securities (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant).

Such agreement will not prevent (a) the exercise of options to purchase shares of Common Stock pursuant to employee stock option plans, which options are outstanding on the date hereof; provided, that no sales shall be permitted pursuant to “cashless” exercises of options; (b) the exercise of warrants that are outstanding on the date hereof; provided, that no sales shall be permitted pursuant to “cashless” exercises of warrants; (c) transfers of shares of Common Stock to the Company or sales pursuant to a broker arrangement in satisfaction of any tax withholding obligation of the undersigned in payment of the exercise price for any stock option exercised by the undersigned or vesting of restricted stock issued pursuant to stock plans of the Company; (d) transfers of shares of Common Stock to accounts that the undersigned controls that results only in a change in the form of the undersigned’s beneficial ownership of securities without changing the undersigned’s pecuniary interest in the securities and does not result in the obligation to file a report pursuant to Section 16 of the Exchange Act; (e) bona fide gifts of shares of Common Stock to immediate family members and charitable institutions, provided as to clause (e), each resulting transferee of Securities of Common Stock executes and delivers to you an agreement satisfactory to you certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto; and (f) sales of Common Stock not otherwise permitted by clauses (a) through (e) of no more than 500,000 shares of Common Stock in the aggregate among all officer and directors of the Company listed in Exhibit A-II of the Underwriting Agreement. Any shares of Common Stock received upon the exercise of options or warrants granted to the undersigned will also be subject to the terms hereof.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

A-I-2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

[Signature Page of Lock-Up Agreement]

A-I-3

Exhibit A-II

Directors and Officers of the Company Executing Lock-Up Agreements

Walter G. Goodrich

Robert C. Turnham, Jr.

Josiah T. Austin

Geraldine A. Ferraro

Gene Washington

Patrick E. Malloy, III

Henry Goodrich

Michael J. Perdue

Arthur A. Seeligson

Stephen M. Straty

David R. Looney

Mark E. Ferchau

Michael J. Killelea

A-II-1